UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2015

APPLIED GENETIC TECHNOLOGIES CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36370	59-3553710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11801 Research Drive Suite D Alachua, Florida		32615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (386) 462-2204

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.     Unregistered Sale of Equity Securities.

On August 19, 2015, we completed the sale of 1,453,957 shares of our common stock to Biogen MA, Inc. (“Biogen”), a wholly owned subsidiary of Biogen Inc., for an aggregate purchase price of $30.0 million pursuant to the previously announced Common Stock Purchase Agreement dated July 1, 2015 between us and Biogen.  The sale of the shares was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering.

Item 8.01.     Other Events.

Also on August 19, 2015, we issued a press release entitled “AGTC Announces Strategic Collaboration with Biogen Effective and Biogen Equity Investment Closed.”  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated August 19, 2015, entitled “AGTC Announces Strategic Collaboration with Biogen Effective and Biogen Equity Investment Closed”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED GENETIC TECHNOLOGIES CORPORATION

Date: August 19, 2015	By:	/s/ Lawrence E. Bullock
Lawrence E. Bullock
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated August 19, 2015, entitled “AGTC Announces Strategic Collaboration with Biogen Effective and Biogen Equity Investment Closed”

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